FOR IMMEDIATE RELEASE

WILSHIRE FINANCIAL ANNOUNCES COURT APPROVAL
OF SETTLEMENT AND PURCHASE OF MINORITY INTEREST

Portland, Oregon, June 19, 2002. Wilshire Financial Services Group Inc. (OTCBB:WFSG) announced today that the U.S. District Court of Oregon approved Wilshire’s settlement agreement to settle its litigation arising from the financial collapse of Capital Consultants LLC, and to enter into a related agreement for WFSG’s purchase of the minority interest in the Company’s subsidiary, Wilshire Credit Corporation held by the Capital Consultants receiver. The executed agreement and the form of purchase agreement have been filed with the Securities and Exchange Commission as Exhibit 99.1 to the Company’s Form 8-K filing of May 13, 2002.

This release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition and results of operations. These forward-looking statements are not historical facts but rather are based on current expectations, estimates, projections about our industry, our beliefs and our assumptions. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the condition of the real estate market, the availability and conditions of financing for loan pool acquisitions, mortgage-backed securities, mortgage loan servicing rights and other financial assets as well as interest rates. Readers of this release are cautioned not to place undue reliance on these forward-looking statements.

CONTACT:
Wilshire Financial Services Group Inc.
Bruce A. Weinstein, 503.525.7213
Chief Financial Officer